$36,008,733.91
SAFECO CORPORATION
Common Stock
UNDERWRITING AGREEMENT
March  , 2007
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          Pursuant to a Transaction Agreement dated November 6, 2005, as amended March 14, 2007 (the “Transaction Agreement”) between Safeco Corporation, a Washington corporation (the “Company”), and Lehman Brothers Finance S.A. (“Lehman Finance” or the “Selling Shareholder”), Lehman Finance is entitled to receive a Settlement Balance (as defined in the Transaction Agreement) of $36,008,733.91 from the Company on the Settlement Date (as defined in the Transaction Agreement). The Settlement Balance shall be paid by the Company to Lehman Finance in the form of shares of the Company’s common stock, no par value (the “Common Stock”). Lehman Brothers Inc. (the “Underwriter”) proposes to sell on behalf of Lehman Finance the shares of Common Stock (the “Shares”) that the Company will deliver to Lehman Finance to satisfy its obligation to pay the Settlement Balance. This is to confirm the agreement concerning the sale of the Shares among the Company, Lehman Finance and the Underwriter.
          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees with the Underwriter and Lehman Finance that:
     (a) A registration statement on Form S-3 (No. 333-141160) relating to the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Underwriter. As used in this Agreement:
          (i) “Applicable Date” means the date on which the Prospectus (as defined below) is first used to confirm sales of the Shares by the Underwriter;
          (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

          (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;
          (iv) “Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
          (v) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus and all exhibits to such registration statement.
Any reference to the base prospectus filed as part of the Registration Statement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act. Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, as the case may be, and incorporated by reference in the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. All references to the Registration Statement, the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
     (b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405 under the Rules and Regulations) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Applicable Date or any Delivery Date (as defined in Section 4).
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date, on the date hereof and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date or on the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter or Lehman Finance specifically for inclusion therein, which information is specified in Section 8(e).
     (e) The Prospectus will not, as of its date, the Applicable Date or on any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter or Lehman Finance specifically for inclusion therein, which information is specified in Section 8(e).
     (f) The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus.
     (h) Each “significant subsidiary” of the Company (as that term is defined in Rule 1-02 of Regulation S-X) as of the date of this Agreement is identified on Exhibit 21 to the Company’s Annual Report on Form 10-K filed with the Commission on February 23, 2007 (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) and the Company has no other subsidiary (as defined in Section 13) that constitutes a “significant subsidiary” within such Rule 1-02 definition. Each of the Company and its Significant Subsidiaries has been duly organized, is validly existing and in good standing (or its local equivalent) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing (or its local equivalent) as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing (or its local equivalent) could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its Significant Subsidiaries has all requisite corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

     (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (k) The execution, delivery and performance of this Agreement by the Company will not and the consummation of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches, liens or defaults as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Significant Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, except for such violations as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect .
     (l) Except as described in the Prospectus, neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its Significant Subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (m) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
     (n) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Prospectus or is incorporated by reference therein, is an independent public accounting firm as required by the Securities Act and the Rules and Regulations.
     (o) Neither the Company nor any subsidiary is, and as of the Applicable Date and each Delivery Date, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
     (p) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (q) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
          Any certificate signed by any officer of the Company and delivered to Lehman Finance, the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to Lehman Finance and the Underwriter.
          2. Satisfaction of Settlement Balance. The Company shall deliver a sufficient number of Shares under this Agreement so that the net proceeds realized by the Underwriter upon the sale of the Shares for the account of Lehman Finance shall be in an amount at least equal to the Settlement Balance. The Underwriter shall advise the Company when it has realized a sufficient net proceeds to satisfy the Settlement Balance. If, after the Settlement Balance is realized, the Underwriter has any unsold Shares, it shall promptly return such Shares to the Company. If the net proceeds from sales of the Shares exceeds the Settlement Balance, Lehman

Finance shall promptly pay over the excess after it has received payment for the applicable Shares. The Company shall provide the Selling Shareholder with 562,636 shares of Common Stock for delivery to the Underwriters on the first Delivery Date. If additional shares of Common Stock are required, the Selling Shareholder shall notify the Company of the number of additional shares requested and the Delivery Date for the additional shares. Any such notice requesting the delivery of additional shares shall be given at least three business days before the specified Delivery Date.
          3. Offering of Shares by the Underwriter. The Underwriter proposes to offer the Shares for sale upon the terms and conditions to be set forth in the Prospectus.
          4. Delivery of the Shares. The initial delivery of Shares shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter, the Company and the Selling Shareholder. This date and delivery of Shares shall be made to the Underwriter through the facilities of DTC unless the Underwriter shall otherwise instruct. If additional shares of Common Stock must be delivered by the Company to satisfy its obligation to pay the Settlement Balance, the Underwriter may specify additional delivery dates on at least three business days’ notice in accordance with Section 2. Each delivery date under this Section 4 is sometimes referred to as a “Delivery Date.” Time shall be of the essence.
          5. Further Agreements of the Company, the Selling Shareholder and the Underwriter. (a) The Company agrees:
     (i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the earliest time at which the Commission accepts filings through EDGAR on the Applicable Date; to make no further amendment or any supplement to the Registration Statement or the Prospectus except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (ii) To pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein;
     (iii) To furnish promptly to the Underwriter and to counsel for the Underwriter a copy of the signed Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (iv) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, and (C) any document incorporated by reference in the Prospectus (provided that availability of any such incorporated document through EDGAR shall constitute delivery to the Underwriter); and, if the delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required at any time after the date hereof in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;
     (vi) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, such consent not to be unreasonably withheld;
     (vii) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus.
     (viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
     (ix) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
          (b) The Underwriter and the Selling Shareholder agree that neither of them shall include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter or the Selling Shareholder without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of the Underwriter or the Selling Shareholder on the basis of or derived from issuer information.
          6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus and any amendment or supplement thereto; (b) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (c) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (d) any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriter); (e) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(ix); (f) all other costs and expenses incident to the performance of the obligations of the Company; (g) all costs and expenses of the Underwriter, including the costs and expenses of its counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriter, and (h) all costs and expenses of the Selling Shareholder, including the fees and expenses of their counsel, and any transfer taxes payable in connection with the transfer of Shares to the Underwriter.
          7. Further Agreements of the Company. On the Applicable Date, the Company shall provide the Underwriter and Lehman Finance with the following documents:

     (a) A written opinion of the Vice President, Associate General Counsel and Secretary of the Company, addressed to the Underwriter and Lehman Finance dated the Applicable Date, substantially in the form attached hereto as Exhibit A-1-A.
     (b) A written opinion of Perkins Coie, outside counsel to the Company, addressed to the Underwriter and Lehman Finance dated the Applicable Date, substantially in the form attached hereto as Exhibit A-1-B.
     8. Indemnification and Contribution.
     (a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, and Lehman Finance from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, or any of its directors, officers, employees or controlling persons or Lehman Finance may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus prepared, used or referred to by the Company in violation of Section 1(g) or 5(a)(vii) or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus prepared, used or referred to by the Company in violation of Section 1(g) or 5(a)(vii) or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning the Underwriter or Lehman Finance furnished to the Company by the Underwriter or Lehman Finance specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter and Lehman Finance or to any director, officer, employee or controlling person of the Underwriter.
     (b) The Underwriter and Lehman Finance shall indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement the Prospectus, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter or Lehman Finance furnished to the Company by the Underwriter or Lehman Finance specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Underwriter or Lehman Finance may otherwise have to the Company, or any such controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Lehman Finance and the Underwriter shall have the right to employ counsel to represent jointly Lehman Finance, the Underwriter and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Lehman Finance or the Underwriter against the Company under this Section 8 if (i) the indemnifying party and the Underwriter shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriter; (iii) Lehman Finance, the Underwriter and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both Lehman Finance, the Underwriter or its directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Lehman Finance and the Underwriter on the other hand with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Lehman Finance or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Lehman Finance and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriter and Lehman Finance were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and the Selling Shareholder shall not be required to contribute any amount in excess of the amount of its net proceeds hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Lehman Finance and the Underwriter confirm and the Company acknowledges and agrees that the statements in the first sentence of the second paragraph under the caption “Plan of Distribution” in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Prospectus, or in any amendment or supplement thereto and that the Selling Shareholder’s name and the number of shares listed under “Shares Beneficially Owned Prior to the Offering”, as set forth under the caption “Selling Shareholder” in the Prospectus are correct and constitute the only information concerning the Selling Shareholder furnished in writing to the Company by or on behalf of the Selling Shareholder specifically for inclusion in the Registration Statement, the Prospectus, or in any amendment or supplement thereto.
          9. No Fiduciary Obligation. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and the Underwriter exists; (ii) the Underwriter is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Underwriter, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.
          10. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c)), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);
          (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Neal Fuller, Vice President and Treasurer (Fax: 206.545.6277); and
          (c) if to Lehman Finance, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Finance S.A., c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Transaction Management Group (Fax: 646-885-9546).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
          11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, Lehman Finance and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          12. Survival. The respective indemnities, representations, warranties and agreements of the Company, Lehman Finance and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          13. Definition of the Terms “Business Day” and “Subsidiary". For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company, Lehman Finance and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, Safeco Corporation
By:
Name:
Title:

Accepted:

Lehman Brothers Inc.

By:

Authorized Representative

Lehman Brothers Finance, S.A.

By:

Name: Title:

EXHIBIT A-1-A
FORM OF OPINION OF VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND
SECRETARY OF THE COMPANY
          (i) Each of the Company and its Significant Subsidiaries has been duly organized, is validly existing and in good standing (or its local equivalent) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing (or its local equivalent) as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing (or its local equivalent) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Significant Subsidiaries has all requisite corporate power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.
          (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of the Agreement by the Company and the consummation of the transactions contemplated by the Agreement do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such breaches, liens or defaults as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Significant Subsidiaries; or (iii) result in any violation of any statute or any rule or regulation of the State of Washington or the United States of America or any governmental agency or body thereof which, in such
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counsel’s experience, is ordinarily applicable to transactions of the type contemplated by the Agreement (the “Applicable Laws”), or any order known to such counsel issued by any Washington State or U.S. federal court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, except for such violations as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (iv) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder; and such counsel has no reason to believe that any of such documents, when they were filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
          (v) Other than as set forth in or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of the Agreement or the consummation of the transactions contemplated thereby; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          In rendering such opinion, such counsel may state that her opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of Washington.
          Such counsel shall also have furnished to the Underwriter and the Selling Shareholder a written statement, addressed to the Underwriter and the Selling Shareholder and dated the date hereof, in form and substance satisfactory to the Underwriter, to the effect that (x) she, or attorneys in her office working under her direction, have participated in conferences with officers and other representatives of the Company, outside counsel for the Company, representatives of the independent auditors for the Company and representatives of and counsel to the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed, and (y) although she is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and has made no independent check or verification thereof, based on the foregoing, nothing has come to the attention of such counsel that causes her to believe that:
     (a) the Registration Statement or any amendment thereto (except for the financial statements and supporting schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), as of the latest Effective Date, contained any untrue statement of a material
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fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or
     (b) the Prospectus (except for the financial statements and supporting schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
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FORM OF OPINION OF PERKINS COIE, OUTSIDE COUNSEL TO THE COMPANY
          (i) The Company validly exists as a corporation in good standing under the laws of the State of Washington.
          (ii) The Shares to be delivered under the Agreement on the applicable Delivery Date have been duly authorized, and conform to the description thereof contained in the Prospectus and, when issued and delivered in accordance with the Transaction Agreement, will be validly issued, fully paid and non-assessable.
          (iii) The Agreement has been duly and validly authorized, executed and delivered by the Company.
          (iv) The execution, delivery and performance of the Agreement by the Company and the consummation of the transactions contemplated by the Agreement do not and will not (i) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company; or (ii) result in any violation of any Applicable Laws or any order known to such counsel issued by any Washington State or U.S. federal court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, excluding any Applicable Laws relating to the regulation of insurance companies or any order issued by any governmental agency or body having jurisdiction over insurance companies, as to which such counsel need express no opinion.
          (v) The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
          (vi) (A) The Registration Statement, excluding the documents incorporated by reference therein, on the latest Effective Date and on the date hereof, and (B) the Prospectus, excluding the documents incorporated by reference therein, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements and supporting schedules or other financial data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.
     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of Washington. Such counsel may also state that insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and its Significant Subsidiaries and certificates of public officials.
A-1-4

          Such counsel shall also have furnished to the Underwriter and the Selling Shareholder a written statement, addressed to the Underwriter and the Selling Shareholder and dated the date hereof, in form and substance satisfactory to the Underwriter, to the effect that (x) such counsel have participated in conferences with officers and other representatives of the Company and representatives of and counsel to the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed, and (y) although they are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and have made no independent check or verification thereof, based on the foregoing, nothing has come to the attention of such counsel that causes them to believe that:
     (a) the Registration Statement or any amendment thereto, excluding the documents incorporated by reference therein, as of the latest Effective Date (except for the financial statements and supporting schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which they need make no statement) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or
     (b) the Prospectus, excluding the documents incorporated by reference therein, as of its date and as of the date hereof, (except for the financial statements and supporting schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which they need make no statement) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
A-1-5